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                                                                    Exhibit 10.4



                                                                  EXECUTION COPY
                                                                  --------------


                            NONCOMPETITION AGREEMENT

         This Noncompetition Agreement (this "AGREEMENT") is made as of April 3, 1998, by and between Conley, Canitano & Assoc., Inc., an Ohio corporation ("CCAI"), and Anthony F. Kelly, residing at 787 Gallant Fox, Union, Kentucky 41091 ("KELLY").

                                    RECITALS

         Concurrently with the execution and delivery of this Agreement, CCAi is purchasing from Kelly and certain other individuals all of the outstanding shares (the "SHARES") of common stock, no par value per share, of Kelly-Levey & Associates ("KLA" and together with CCAi, the "COMPANY") pursuant to the terms and conditions of a stock purchase agreement made as of April 3, 1998 (the "STOCK PURCHASE AGREEMENT"). Section 3.2(i) of the Stock Purchase Agreement requires that a noncompetition agreement be executed and delivered by Kelly as a condition to the purchase of the Shares by CCAi.

                                    AGREEMENT

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

         Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement.

2.       ACKNOWLEDGMENTS BY KELLY

         Kelly acknowledges that (a) Kelly has occupied a position of trust and confidence with KLA prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of the Company (collectively the "CONFIDENTIAL INFORMATION"): (i) any and all trade secrets concerning the business and affairs of the Company, product specifications, data, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, in each case solely as it relates to the SAP business of the Company; (ii) customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code); (iii) any and all information concerning the SAP business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and (iv) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the


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Company containing or based, in whole or in part, on any information included in the foregoing; (b) the business of the Company is international in scope; (c) its products and services are marketed throughout the United States and parts of Europe; (d) CCAi has required that Kelly make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to CCAi's purchase of the Shares owned by Kelly; (e) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the Company's business; and
(f) the Company would be irreparably damaged if Kelly were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

3.       CONFIDENTIAL INFORMATION

         Kelly acknowledges and agrees that all Confidential Information known or obtained by Kelly, before the date hereof, is the property of the Company. Therefore, except as otherwise provided herein (including paragraph 12), Kelly agrees that Kelly will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether Kelly has such information in Kelly's memory or embodied in writing or other physical form, without CCAi's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Kelly's fault or the fault of any other Person bound by a duty of confidentiality to CCAi or the Company. Kelly agrees to deliver to CCAi at the time of execution of this Agreement all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Company and any other Confidential Information of the Company that Kelly may then possess or have under Kelly's control.


4.       NONCOMPETITION

         As an inducement for CCAi to enter into the Stock Purchase Agreement and as additional consideration for the consideration to be paid to Kelly under the Stock Purchase Agreement, Kelly agrees that:

                  (a) For a period of three years after the Closing, except as otherwise provided herein (including paragraph 12):

                           (i) Kelly will not, directly or indirectly, engage or
                  invest in, own, manage, operate, finance, control, consult with or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Kelly's name or any similar name to, lend Kelly's credit to, or render services or advice to, any business (A) that is a member of the SAP Alliance Partners listed on EXHIBIT A hereto, or (B) that is involved in any manner with the marketing, licensing, sales, installation or any other activity regarding SAP products; provided, however, that (i) Kelly may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed



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                  on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, (ii) Kelly may acquire, hold and exercise the Warrants (as defined in the Stock Purchase Agreement), and
                  (iii) Kelly may be employed by an SAP Alliance Partner if Kelly is in no way involved in the marketing, licensing, sales, installation or other activities regarding SAP products. Kelly agrees that this covenant is reasonable with respect to its duration, geographic area and scope.

                           (ii) Kelly will not, directly or indirectly, either
                  for himself or any other Person, (A) induce or attempt to induce any employee of the Company to leave the employ of the Company, (B) in any way interfere with the relationship between the Company and any employee of the Company, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of the Company, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any customer of the Company; provided, however, Kelly may solicit the administrative personnel of the Company listed on Exhibit B; provided, further, Kelly may sell products and/or service other than SAP products or services to a customer or supplier of CCAi.

                           (iii) Kelly will not, directly or indirectly, either
                  for himself or any other Person, solicit the business of any Person known to Kelly to be a customer of KLA as of the date hereof which is listed on EXHIBIT C, whether or not Kelly had personal contact with such Person.

                  (b) In the event of a breach by Kelly of any covenant set forth in Subsection 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach.

                  (c) Kelly will not, at any time during or after the three year period, disparage CCAi or the Company, or any of their shareholders, directors, officers, employees, or agents.

                  (d) Kelly will, for a period of three years after the Closing, within ten days after accepting any employment, advise CCAi of the identity of any employer of Kelly. Company may serve notice upon each such employer that Kelly is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.




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5.       REMEDIES

         If Kelly breaches any of the covenants set forth in Sections 3 or 4 of this Agreement and such breach continues for a period of five (5) days after the receipt by Kelly of written notice, the Company will be entitled to the following remedies:

                  (a)      damages from Kelly;

                  (b) to offset against any and all future amounts owing to Kelly under the Stock Purchase Agreement and all amounts which the Company claims under Subsection 5(a) of this Agreement; and

                  (c) in addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Company and would be an inadequate remedy for such breach.


6.       SAP CONSULTING BOOK

         The Company acknowledges that Kelly co-authored an SAP consulting book. The Company will use its best efforts to cause Kelly's name to appear no less than second in order in any place where the authors' names are listed in the book, and the Company will consult with Kelly with respect to any updates and/or modifications to the book. Furthermore, notwithstanding anything to the contrary in this Agreement, the Company agrees that Kelly, at his own expense, has the right to market and promote the book.


7.       SUCCESSORS AND ASSIGNS

         This Agreement will be binding upon the Company and Kelly and will inure to the benefit of the Company and its affiliates, successors and assigns and Kelly and Kelly's assigns, heirs and legal representatives.


8.       WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power,



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or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.


9.       GOVERNING LAW

         This Agreement will be governed by the laws of the State of Ohio without regard to conflicts of laws principles.


10.      JURISDICTION; SERVICE OF PROCESS

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Ohio, County of Cuyahoga, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Ohio, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.


11.      SEVERABILITY

         Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Kelly.

12.      ACKNOWLEDGEMENT

         CCAi and the Company acknowledge that Kelly intends to seek employment or create a new business entity in the computer software marketing, licensing, installation and sale of products which may be directly or indirectly competitive with the SAP products sold, licensed, installed, etc. by CCAi. CCAi and the Company further acknowledge and agree that such activities (including employment with SAP Alliance Partners and competitors of CCAi and the Company) by Kelly shall



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not be considered a breach of Kelly's obligations hereunder; provided, however, that such activities comply in all respects with all of the terms and conditions of this Agreement.

13.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

14.      SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.


15.      NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by written notice to the other parties):

         Kelly:
                                    Mr. Anthony F. Kelly
                                    787 Gallant Fox
                                    Union, Kentucky 41091

         with a copy to:
                                    Deters, Benzinger & LaVelle, P.L.L.
                                    Thomas More Park
                                    2601 Turkeyfoot Road
                                    Covington, Kentucky  41017
                                    Attention:  John C. LaVelle, Esq.
                                    Facsimile No.:  (606) 341-1469


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         CCAi:
                                    Conley, Canitano & Assoc., Inc.
                                    5800 Landerbrook Drive
                                    Mayfield Heights, Ohio  44124
                                    Attention: Mr. Nicholas A. Canitano
                                    Facsimile No.: (440) 684-6714

         with a copy to:
                                    John M. Saada, Jr., Esq.
                                    Jones, Day, Reavis & Pogue
                                    North Point
                                    901 Lakeside Avenue
                                    Cleveland, Ohio  44114
                                    Facsimile No.: (216) 579-0212


16.      ENTIRE AGREEMENT

         This Agreement, the Stock Purchase Agreement and the Ancillary Agreements (as such term is defined in the Stock Purchase Agreement) constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between CCAi and Kelly with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.



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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement in Cleveland, Ohio, as of the date first above written.


CONLEY,  CANITANO & ASSOC., INC.              ANTHONY F. KELLY


By: /s/ Nicholas A. Canitano                   /s/ Anthony F. Kelly
   ----------------------------------         ------------------------------
                                                   Anthony F. Kelly

Title: Chairman & CEO
      ----------------------------------





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                                    EXHIBIT A


                              SAP ALLIANCE PARTNERS



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                                    EXHIBIT B

                                  Joan Fedders
                               Jennifer McCubbins
                                  Kim Chalfant
                                    Ewin Gaby













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                                    EXHIBIT C


                                    G. Masana
                                    Beltone
                                    Brakebush
                                    Allison Engines
                                    Ferrara Pan
                                    Getrag
                                    General Motors - (GMO, SIIP, GMAC, GME)
                                    Hercules
                                    J.J. Keller
                                    Kenna Metal
                                    Kraft Foods - Chicago
                                    Trans Link
                                    U.S. Engineering
                                    Acme Metal - Chicago
                                    AMACO - Chicago
                                    EDS - SBU's
                                        - Automotive/GM
                                        - Acme
                                        - A/D - Allison
                                        - Corporate (HR)
                                        - Delph
                                    Rubbermaid
                                    SAP


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